Exhibit 1.1

RESTATED BYLAWS OF BANCO MACRO S.A.

TITLE I — NAME, ADDRESS AND DURATION OF THE COMPANY. Corporate name and address. SECTION 1: Banco Macro S.A., the surviving entity of Banco Bansud S.A., which is, in turn, the surviving entity of Banco del Sud Sociedad Anónima, continues carrying on businesses under the name of BANCO MACRO S.A., with principal place of business in the City of Buenos Aires. The Bank may establish branches, affiliates, of any kind or nature whatsoever, representations or correspondent offices, either within or outside the country, whether or not assigning to them a specified capital amount, in accordance with applicable legal and banking rules in effect. Duration. SECTION 2. The duration of the company is established until March 8, 2066. TITLE II CORPORATE PURPOSE. Activities. SECTION 3. The purpose of the company is to engage within or outside the country, (a) in any banking transactions contemplated and authorized under the Ley de Entidades Financieras (Argentine Financial Institutions Law), and other laws, rules and regulations governing banking activity in the place of performance, under the guidelines and with prior authorization if appropriate, of Banco Central de la República Argentina; (b) in its capacity as Agent of Mercado Abierto de Títulos Valores, in any exchange transactions contemplated under the legal provisions in effect governing the activity, under the guidelines and with the prior authorization, if appropriate of Comisión Nacional de Valores. To that effect, the company avails of full legal capacity to achieve rights, incur obligations, and execute any kind of acts and transactions related thereto. (c) To have an interest in other domestic or foreign financial institutions with the prior authorization of Banco Central de la República Argentina. CAPITAL STOCK AND SHARES. SECTION 4. The Company may, under a resolution of the Ordinary Shareholders’ Meeting request from the competent authorities, that all or any of its representative shares of capital stock are admitted to listing in domestic and/or foreign stock exchanges or securities markets. As long as the company is authorized to make a public offer of its shares, the amount of capital stock, and any changes therein shall be shown on the Company’s balance sheet, with additional information on the increases already recorded with Registro Público de Comercio. Increase in capital and classes of shares. Conversion of Class “A” Shares into Class “B” Shares. SECTION 5. The capital stock may be increased up to five times by an action taken at the Ordinary Meeting of Shareholders, which shall provide for the characteristics of the shares, and may delegate the time of issue, form and terms of payment to the Board of Directors. Provided that the Company is authorized to publicly offer its shares, the capital stock may be increased without limitation by decision of the Ordinary Meeting of Shareholders. The shares shall have AR$1 (one Peso) par value each, and may be: (a) issued in a book-entry or certificated form, and in the latter case, may be issued as registered, non endorsable shares; (b) common or preferred shares, pursuant to applicable law. Common shares shall be Class A shares entitling their holders to five votes each; or Class B shares entitling their holders to one vote per share. To the extent that the Company shall remain subject to public offering requirements, no new shares giving plural voting rights to their holders shall be issued other than such shares as may be issued as a result of any capital adjustment capitalization or as may be otherwise hereinafter issued under applicable rules and regulations. Any preferred shares shall give their holders a preferred fixed dividend, cumulative or not, according to the terms and conditions of issuance. Preferred shares may also grant an additional participation in realized net profits, and a prior right to capital reimbursement in case of the Company’s liquidation or winding up. Preferred shares shall give no voting rights, except in case that any such rights may be granted under applicable legal rules, and may be redeemable in whole or in part, subject to the conditions set forth under applicable rules and regulations and as may be provided for at the time of issuance. The Board of Directors shall, upon request of any holder of class A common shares, convert any such shares in whole or in part, into class B common shares, provided that the Board of Directors shall previously confirm the absence of any restrictions which may prohibit or otherwise limit any such exchange. No new shares shall be issued unless any shares already issued by the Company are subscribed and totally paid-in. Any capital increase shall be made by, among others, a capitalization of reserves made to that effect, additional contributions by shareholders or any third parties, provided that any applicable legal provisions are at any time complied with. The capital stock may be decreased by an action taken at a Special Shareholders’ Meeting, subject to any such authorization as may be necessary according to applicable rules and regulations. Book-entry shares. SECTION 6. Book-entry shares shall be recorded with accounts maintained in the name of titleholders in a record kept to that effect, to be carried by the Company, other bank or caja de valores (entity that clears and holds securities in custody). The transmission of shares shall be registered under the records, always in compliance with the other requirements provided under any legal and regulatory provisions. The shares shall be always with the same value in Argentine currency, and shall confer the same rights within each class. SECTION 7. Shares and/or representative securities thereof shall be non-divisible; notwithstanding shares may be subscribed in the name of companies, only one person shall be recognized as owner for each security. On that account, in the case of co ownership, the unification of representation shall be required for the enforcement of rights, and performance of corporate obligations. In the case of certified notes, they shall be represented by a global security. Common shares. SECTION 8. Common shares shall entitle their holders to preferential subscription and preemptive rights for new shares of the same class, ratably over the shares they could have subscribed at that time, in accordance with the legal provisions in effect. In the event a successive or simultaneous issue of shares of the same class is decided, all shareholders shall avail of a subscription right ratably over the number of shares under their ownership, irrespective of their class. Issue of shares. SECTION 9. Any resolution to issue new shares shall be disseminated through notices to be published in such mass media, and for the term to be provided by the legal provisions, so that shareholders may enforce their preference rights, as appropriate. SECTION 10. Whenever an increase in the nominal value of shares will eventually cause any shareholder to be unable to cover the full amount of one share with its subscribed capital, the shareholder shall be served a notice to subscribe the unsubscribed portion of that share until completion, within a thirty-day term. By the end of that period, the shareholder shall cease all title in such capacity, and the Company shall make available to the shareholder any capital amount that may have subscribed, determined on the basis of the ratable value over equity during the most recent balance sheet, plus any due updating until the date the funds are made available. The Company shall proceed to selling off the relevant fractional interest in shares to other shareholders and/or third parties which, in turn, shall subscribe the capital shortages required to be rounded up to the nearest full amount of the share. The same process shall apply in connection with fractional interest in shares. Whenever the Company’s shares are subject to public offer and quotation, the Comisión Nacional de Valores, and the Bolsa de Comercio de Buenos Aires rules and regulations shall apply. SECTION 11. It is authorized the total or partial amortization of subscribed shares, which shall be implemented with realized and liquid profit, with the prior resolution of the Meeting fixing a fair price, and securing equality to shareholders. Default in payment. SECTION 12. The delay in payment shall cause the termination or expiration of the underwriter’s rights, and the loss of amounts already paid. To that end, the underwriter must be served due notice to complete any amounts due with the appropriate updating and interest, within a 30 (thirty) calendar day term. Form of payment. SECTION 13. Without prejudice to payment for shares in cash, the Shareholders’ Meeting may authorize any other kind of legal forms according to current or future legislation, which may be issued. TITLE III MANAGEMENT. Board of Directors. Term of office. Alternate Director. Reelection for Board of Directors Members. SECTION 14: a. The business and affairs of the Company shall be managed by the Board of Directors, which shall be composed of such number of regular members as shall be determined by a Meeting of Shareholders, which shall not be less than three and no more than thirteen. b. Directors shall hold office for a period of three years and, in case the Meeting of Shareholders shall appoint nine Directors or more, they shall be renewed by thirds, provided that in all cases no less than three Directors shall be renewed each time. c. The Meeting of Shareholders may appoint an equal or lesser number of Alternate Directors, to hold office for the same term than Regular Directors to fill any vacancy in the board occurring for any reason whatsoever, and shall further determine the order of substitution. d. Alternate Directors shall hold office until the Regular Directors in whose place they have acted as substitutes shall resume office, and in case any such absence be permanent, until the next Ordinary Meeting of Shareholders whereat Directors shall be appointed. Such Meeting of Shareholders shall decide upon the ratification of Alternate Directors for the balance of the unexpired term of the retiring Directors, or the appointment of another Regular Director for such purpose. In case of vacancy of the Board, the Supervisory Committee shall appoint such Directors as shall be necessary so that the Board may take valid action until the next Meeting of Shareholders. e. Both Regular and Alternate Directors may be reelected indefinitely. In case that the Ordinary Meeting of Shareholders shall be held on a date occurring after the expiration of the term of office of Directors, they shall remain in office until their successors shall have been elected and duly qualified. Appointment of the Board of Directors. SECTION 15. The same meeting that appoints the members of the Board of Directors may elect the President, and the Vice President. If that is not the case, the Board shall, in the next following meeting to that of their election, appoint among its members the persons to perform the duties of the President and Vice President. The Board may elect a Secretary to the Board, entitled to attend the Ordinary or Special Shareholders’ Meetings, and the Board of Directors’ Minutes with voice but without vote. Legal Representation. SECTION 16. The President and the Vice President, either of them, shall be the legal representatives of the Company. Likewise, the Board of Directors may delegate the corporate representation to one or more of its members in certain circumstances. SECTION 17. Without prejudice to the provisions set forth under the foregoing Section, the Vice President shall serve in the place of the President in case of the President’s resignation, absence, impediment or excuse, either temporary or permanent, without any action being necessary as evidence thereof. General Manager. Appointment and duties. SECTION 18: The executive duties shall be entrusted to a General Manager appointed by the Meeting or the Board of Directors, who is not required to be a Director, and shall be liable in the same form and to the same extend as Directors. Upon the election, the General Manager shall deposit with the Company a performance bond for the amount as the Meeting or the Board of Directors thinks fit. The General Manager shall be entitled to attend the Shareholders’ Meetings, and the Board of Directors’ Meetings with voice but without vote. Majority of votes. Calling Board of Directors’ Meetings. SECTION 19. The Board of Directors shall take valid action at any meeting at which a majority of its members is present in person or through the use of any communication equipment provided that all members participating therein can speak to and hear one another simultaneously, which is known as teleconference. Valid resolutions shall be taken by a majority of votes of those members present thereat in person or through any such means and, in case of a tie vote, the Chairman or its substitute shall cast the deciding vote. The Board of Directors shall meet at least monthly, provided that the Board may meet at any time upon the request of any Director, in which case the Chairman or whoever may be acting in his place shall call the meeting, to be held on the date which is five days after reception of said request. Notice of the Meeting shall be sent to all Directors and members of the Supervisory Committee at least two business days prior to the date on which the Meeting shall be held; and shall include any items to be dealt with at the Meeting. In case of failure to convene as aforesaid, any Director shall be entitled to convene the Meeting, and any resolutions which may be adopted thereat shall be entered on the Minutes book provided to that end. In case of any urgency which may turn it impossible to comply with the above mentioned notice requirements, such compliance shall be waived. Absent Directors may authorize another Director to vote on their behalf, by a proxy duly granted as a public deed or otherwise by a private instrument which the signature thereon duly certified by court, notary or any bank authority, and their liability shall be that of those Directors present at the Meeting. Each Director may vote on behalf of one or more absent Directors. Exceptionally, the Board of Directors’ meetings may be held abroad. The Board of Directors’ meetings may be validly held notwithstanding its members being geographically located at different places, by means of a videoconference, provided that the identity of Directors participating at the Meeting shall be clearly identified. The participation and votes of all members present as aforesaid, as well as the transmission data, shall be duly registered on the minutes of the Meeting. Copy of the minutes of the Meeting shall be executed by the director so participating thereat, and be sent by him by facsimile to the Board, all of which shall be duly registered on the minutes book. This transmission shall be deemed as due execution of the minutes by the director so participating at the Meting. The Supervisory Committee shall register any action regularly taken. SECTION 20: Each Director shall deposit with the Company a performance bond in an amount of one hundred pesos, in cash or its equivalent in public securities, in guarantee of faithfully discharge of the duties of the office. Whenever the deposit is made in cash, such sum shall be deposited with accounts being updated and/or accruing interest, which shall be compounded to the relevant guarantee, and thus shall be repayable together with principal. Such guarantee shall not be withdrawn until approval of the respective management. Powers of the Board of Directors. SECTION 21. The Board of Directors shall be fully empowered to take charge and control, to manage and dispose of the Company’s property and business towards compliance of the Company’s purpose. Consequently, the Board may in the name of the Company, do and enter into any kind of acts or contracts, including those which under provisions of article 1881 of the Civil Code, and 9th , Title X of Book 2nd of the Commercial Code, require special powers of attorney; to purchase, to request attachments, and dispose of real estate; to borrow money, sign and deliver in the name of the Company such promissory notes and other evidences of indebtedness as shall be deemed appropriate; to represent the Company before Banco de la Nación Argentina, Banco de la Provincia de Buenos Aires, Banco de la Ciudad de Buenos Aires, Banco de Inversión y Comercio Exterior S.A., and other institutions of the kind, private offices, domestic and/or foreign; to execute and grant powers of attorney to one or more persons, for judicial, out-of court or administrative matters, including criminal sues, as may be necessary to such end; to establish affiliates, correspondent offices or any other kind of representation within or outside the country, to participate with other domestic or foreign financial entities, to make foreign exchange transactions, and provide housing mortgage services, in compliance with Banco Central de la República Argentina’s requirements, or with its prior authorization, as appropriate; to appoint and remove the General Manager, and the other officers and employees of the Company, fixing their powers, duties and compensation, and generally, may provide for any legal acts which directly or indirectly may affect the achievement of the Company’s corporate purpose. The Board may assign special duties to one or more Directors, which decision shall be transcribed and recorded in a minute. Likewise, the powers and duties of the Company’s Board of Directors may be specially regulated under a Rules Book (Reglamento). Establishment of committees. Appointment of its members and duties. SECTION 22. The Board of Directors shall create all such committees as deemed appropriate for the business of the Company, and may also appoint their respective members, and Chairman. The members of the above mentioned committees may authorize any other member thereof to vote on their behalf, through the mandate granted in any legal, notarial or bank form, as appropriate. The Board may delegate the transaction of the ordinary management of the business to an Executive Committee composed of two or more Directors, who shall be elected from among their members. Such Committee shall be entrusted the ordinary management of the corporate and administrative business, and shall meet at any time it may deem advisable. Likewise, the Chairman of the Executive Committee, to preside the Committee’s meetings, shall be appointed by the Board, and the appropriate resolutions shall be recorded with a special minute book to that effect, and information thereof shall be given to the Board at the Board’s meetings to be held in future. The members of the Executive Committee may authorize any other member of the above committee to vote on their behalf, through the mandate granted in any legal, notarial or bank form, as appropriate. The Executive Committee shall be validly held with the attendance of a majority of its members, and shall resolve with the favorable vote of a majority of those present. The General Manager may be invited to the meetings, in which case shall access to participate in voice. The General Manager shall be assigned by the Board of Directors the relevant duties of the office with specific limitations on the powers, expressly excluding therefrom the following activities: (a) execute trade agreements which may compromise the Company’s future; (b) to give deposits, avals or guarantees, to borrow money; (c) to purchase or sell corporate or business participations; and (d) any other action which may substantially compromise the Company’s future. The Board of Directors, at the same Board of Directors’ Meeting shall be informed by the Executive Committee about the activities performed prior to the meeting, and likewise the latter shall report within three calendar days after taking of notice of any relevant event or action for the Company which it may deem appropriate. SECTION 23: The Audit Committee contemplated under the Régimen de Transparencia de la Oferta Pública of Decree 677/2001 shall be composed of three regular directors and a number equal or lower of alternate directors who shall be elected by the Board from its members, through a simple majority of their votes. All knowledgeable Directors on financial, accounting or corporate matters may be members of the Committee. The majority of its members shall act in an independent capacity, according to the criteria established thereto by the Rules of Comisión Nacional de Valores. The Committee may lay down its own Internal Rules. The provisions in these Bylaws in connection with the operation of the Board of Directors, and the rules for the managerial body, shall be applicable to the Committee’s meetings, its minute books, and periodicity of meetings. As for the remaining members of the Board, and the Syndics, they may be present at the Audit Committee’s meetings with voice but without vote. The Committee may exclude them from its meetings through a well grounded resolution. The Committee’s powers and duties shall be those contemplated under article 15 of Decree 677/2001, and Resolution General No. 400/2002 of Comisión Nacional de Valores, incorporated to Chapter III of the Rules of Comisión Nacional de Valores, and all other future authorities and duties to be provided. The Audit Committee shall prepare an annual action plan for each fiscal year, which shall be reported to the Board of Directors, and the Supervisory Committee. Upon request of the Committee, the other directors, syndics, managers and external auditors shall be required to attend to its meetings, and give their collaboration and make available their access to information. The Committee may request for advisory services of counselors and other independent professionals, and hire their services in the name of the company according to the budget to be approved to that effect by the shareholders’ meeting. Fixing of the budget may be delegated by the meeting to the Board. SECTION 23 BIS. The Board of Directors shall establish a Committee of Appointments and Corporate Governance, to be composed of such number of members as shall be determined by the Board. The committee shall be responsible for determining corporate governance rules and for overseeing its action. The committee may issue its own inner rules, and shall meet at least twice a year and at any further time as it shall deem suitable. TITLE IV SUPERVISION. SECTION 24. Supervision of the Company shall be entrusted to a Supervisory Committee, whose operation shall conform to provisions under articles 284 et al. of Law 19550, as amended. The members of the Supervisory Committee shall be elected for a one fiscal term. SECTION 25. The corporate body contemplated in the paragraph above shall supervise the Company to the extent provided under the Commercial Companies Law. TITLE V MEETINGS. SECTION 26. The Meetings shall be Ordinary or Special, according to the business to be transacted, and according to the competence in each case provided under the legal rules in effect. The annual Ordinary Meeting shall be held to the purposes established under Law 19550, as amended, and by the rules of Comisión Nacional de Valores, within four months after the close the fiscal year. Likewise, a meeting shall be held upon request of each Board of Directors, the Supervisory Committee or shareholders representing at least five percent (5%) of the capital stock, whenever they deem it appropriate. Shareholders’ meetings and chairmanship thereof. SECTION 27. The ordinary shareholders’ meetings shall be duly convened on a first call with the attendance of shareholders representing a majority of shares entitled to vote. On a second call, they shall be deemed validly convened whatever is the number of shares present. The special meetings shall convene on the first call with the attendance of shareholders representing sixty percent of shares entitled to vote, and on a second call, with the attendance of a majority representing twenty percent of shares entitled to vote. They shall be presided by the Chairman of the Board or its substitute, or in the absence of directors, by the person to be appointed to the effect by the meeting itself. Quorum and majority in Meetings. SECTION 28. The resolutions of the ordinary and special meetings, on a first or second call, shall be adopted by an absolute majority of the votes present. In special assumptions, the majorities required shall be the requisite statutory majorities. Call to meetings. SECTION 29. Meetings shall be called through advertisements published in mass media under the terms and conditions as expressly provided by law. The Ordinary Meetings shall be convened on a first, and on a second call, simultaneously. Attendance to Meetings. SECTION 30. Any shareholder wishing to attend and vote at the meeting shall address a written communication to the Company to ask for his/her recording in the book of attendance at Shareholders’ Meetings, at least three business days prior to the date of such meeting. In the event of registered or book-entry shares, which register is carried by a third party, the shareholders, at the same time, shall accompany evidence as titleholders of the shares enabling them to attend the meeting. The Company shall provide them the relevant receipt voucher to be exhibited at the Meeting. Representation at Meetings, and the Minute Book. SECTION 31. Shareholders may be represented at Meetings through a power of attorney passed into a private instrument, whose signatures shall be duly authenticated by any court, notarial or bank authority. Shareholders or its representatives shall affix their signatures in the Book of Attendance provided to that end. The minute of the Meeting that shall summarize the representations and resolutions resulting from the agenda discussed shall be prepared and signed the Chairman, and the associates appointed to the effect. The Ordinary Shareholders’ Meeting shall be held at the date fixed by the Board of Directors or by whoever is authorized to convene it. The meeting shall discuss all subjects listed under Law 19550, as amended. The Meeting shall also be informed about the ongoing business of the Company, and the principal politics and main projects in the fiscal year, accounting criteria, and rules followed in the preparation of the financial information. The Special Shareholders’ Meeting shall be entrusted the treatment of the items described under Law 19550, as amended. The Special Shareholders’ Meetings shall be held exclusively to consider those matters with effects on the shareholders of the relevant class of shares. Any amendments to the Bylaws approved by the Special Shareholders’ Meeting shall be subject to the controlling agencies’ approval. TITLE VI FISCAL YEAR CLOSE. ALLOCATION OF PROFITS. SECTION 32. The Company’s fiscal year shall close on December 31, each year. As of such date a general inventory shall be conducted, and the accounting statements prepared according to the rules in effect on the subject. Liquid and realized profit shall be assigned: (a) the percentage, as appropriate, according to legal and statutory provisions applicable to banks, to the legal reserve fund; (b) the sum to be fixed by the Meeting as remuneration to the Board of Directors, and the Supervising Committee; (c) the amounts required to meet the fixed dividend, with priority of cumulative unpaid, and the appropriate share if any to preferred stocks; (d) the sums to be designated on a grounded basis by the Meeting, to building reserve to fund reserves, and provident funds; (e) any remaining funds shall be applied to payment of dividends for shares, or to any other purpose to be determined by the Meeting, provided that is always in compliance with legal and statutory provisions in effect. SECTION 33. Anticipated dividends resultant from special balance sheets may, under a prior well-grounded resolution be assigned in conformity with statutory provisions. Dividends shall be payable ratably over the relevant paid-up capital, and prescribe in favor of the Company three years after the date they were made available to shareholders. Also, in conformity with a prior resolution from the Company’s Board, an advancement of fees may be payable to Directors on account of future compensations. Losses, if any, shall be offset first with the profit of former fiscal years which are still pending allocation, and in the event of insufficient profit, with the requisite reserves enforced by Banco Central de la República Argentina’s rules, and lastly with paid-up capital. In this case, it is necessary a resolution from a Special Shareholders’ Meeting approving a decrease in the capital stock, and the prior consent of the Central Bank in that respect. TITLE VII DISSOLUTION AND WINDING-UP. SECTION 34. In case of dissolution of the Company, this circumstance shall be reported to Banco Central de la República Argentina, for it to resolve whether to take charge of the winding-up proceedings or to delegate such powers to the Board of Directors, under control by the Supervisory Committee. Under this latter option, the Meeting may also appoint a Liquidating Committee in substitution of the above mentioned proceeding, while fixing its terms of performance. The liquidating transactions shall be made through the company’s statutory control body. SECTION 35. Upon settlement of liabilities, and repayment of principal with specific preferences provided, the remaining balance shall be distributed among shareholders ratably over the paid-up capital. SECTION 36. The Company shall always abide by the applicable domestic legislation including, provided that is not contrary to any provisions of local law, the compliance with the foreign law applicable to its controlling shareholder.